Exhibit 16

                [SQUAR, MILNER, MIRANDA & WILLIAMSON LETTERHEAD]


                                 December 20, 2006


Securities  and  Exchange  Commission
100 F Street, NE
Washington, D.C.  20549

Commissioners:

     We have read the statements made by GTC Telecom Corp. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, included in Part II - Section 5 - Other Information in the Company's September 30, 2006 Form 10-QSB to be filed on or about December 20, 2006. We agree with such statements made insofar as they relate to our Firm.

                                    Very truly yours,


                                    /s/ Squar, Milner, Miranda & Williamson, LLP
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                                    Squar, Milner, Miranda & Williamson, LLP